Exhibit 10.3

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LOCK-UP AND LEAK-OUT AGREEMENT

THIS DEBT SETTLEMENT LOCK-UP AND LEAK-OUT AGREEMENT (this “Agreement”) is entered into and effective as of June 29, 2017 (the “Effective Date”) by and between Gopher Protocol Inc., a Nevada corporation with an address at 2500 Broadway, Suite F-125, Santa Monica, CA 90404, (the “Company”) and Stanley Hills, LLC, a Nevada limited liability company (hereinafter, the “Note Holder”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, on January 22, 2015, the Company issued that certain 10% Convertible Debenture to GV Global Communications, Inc. (“GV Global”) with a face value of $75,273.43 (the “Note”); and

WHEREAS, on December 1, 2015, the GV Global and the Note Holder entered into that certain Irrevocable Sale and Assignment of Contract Rights Sale and Assignment Agreement (the “Assignment”); and

WHEREAS, the current unpaid principal balance on the Note is $28,635.55 whereby the Note Holder and the Company are negotiating in good faith to repay the Note and cure any events of default under the Note; and

WHEREAS, by virtue of the Assignment, the Note Holder beneficially owns all of the rights and privileges subscribed for in the Note under the terms and conditions therein; and,

WHEREAS, the Note is convertible into shares of common stock, par value $0.00001 per share of the Company’s common stock (the “Common Stock”); and

WHEREAS, by virtue of the Note, if converted the Note Holder beneficially owns shares of Common Stock pursuant to the right of conversion of the Note into Common Stock under the terms and conditions therein; and,

WHEREAS, Company has required that the Note Holder agree to refrain from conversion and then any sales of Common Stock of the Company, and the Note Holder has agreed to so refrain, pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Note Holder understands that the Company may be seeking additional capital or funding and believes that the lock-up and leak-out restrictions and provisions, as further described herein, will improve the Company’s prospects for obtaining additional financing and thus improving the overall financial condition of the Company; and

WHEREAS, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Note Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged it is hereby agreed as follows:

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1.       Lock-Up Provisions. Subject to the terms of this Agreement, the Note Holder agrees that for a period of nine (9) months from the Effective Date of this Agreement (the “Lock-Up Period”), the Note Holder shall not convert the Note into Common Stock for safe keeping or, directly or indirectly, sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (each a “Transfer”) any beneficial rights with respect to the Note.

2.       Leak-Out Provisions. Subject to the terms of this Agreement, the Note Holder agrees that for a period beginning immediately upon the end of the Lock-Up Period and ending fifteen (15) months from the Effective Date of this Agreement (the “Leak-Out Period”), the Note Holder shall have the right to sell the lessor of (i) five (5%) percent of the previous day’s traded volume of the Company’s Common Stock, or (ii) Five Thousand (5,000) shares of the Common Stock on a per daily basis.

3.       Equitable Remedies. As an material inducement to enter into this Agreement, the Note Holder expressly acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Note Holder of any of the provisions of this Agreement, it is agreed that, in addition to any remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, issuing stop transfer instructions to the Company’s transfer agent in connection with any purported transfer of Locked-Up Note or the beneficially owned Common Stock by the Note Holder in violation of the provisions of this Agreement.

4.       Transfer Restrictions; Transfer Agent Instructions. The Note Holder shall not transfer, assign, mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of the Note Holder’s shares derived under this Agreement unless prior written consent is obtained from the Company, which may be granted or withheld in the Company’s sole discretion. Any attempt so to transfer or encumber any such interest shall be null and void ab initio. Note Holder understands and agrees that, in order to ensure compliance with the restrictions and conditions referred to in this Agreement, the Company may issue appropriate “stop-transfer” and other instructions to its transfer agent (“Stop Transfer Instructions”) and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Note Holder agrees and consents to the entry of any Stop Transfer Instructions with the Company’s transfer agent against the Transfer of the Note or the beneficially owned Common Stock held by the Note Holder except in strict compliance with the terms and conditions of this Agreement. After the Lock-up Period and Leak –out Period has lapsed, the Company shall direct its transfer agent to release the Stop Transfer Instructions.

5.       Representations and Warranties. Each party hereto hereby represents and warrants to the other party as follows:

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(a)      Authorization. Such party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof. The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(b)      No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c)      Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.       Representations, Warranties and Covenants of the Note Holder.

The Note Holder represents, warrants and agrees with, the Company that:

(a)      This Agreement has been duly executed and delivered by the Note Holder and constitutes a valid and binding obligation of the Note Holder enforceable in accordance with its terms;

(b)      Transfer of the shares by Note Holder shall only be made in compliance with all applicable securities laws and the terms of this Agreement. Except as specifically provided in this Agreement, Note Holder represents, warrants and agrees that Note Holder will not engage in short sales including, hypothecate, sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption there from, and fully understands and agrees that Note Holder must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Securities or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act. Note Holder also understands that the Company is under no obligation to register the Securities on its behalf or to assist Note Holder in complying with any exemption from registration under the Act.

(c)      The Note Holder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Note Holder and the consummation of the transactions contemplated hereby.

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7.       Miscellaneous.

(a)       Notices. All notices or other communications required or permitted by this Agreement or by law to be served on or given to either party to this Agreement by the other party shall be in writing and shall be deemed duly served when personally delivered to the party at an address agreed upon by both parties.

(b)       Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or in the federal courts located in the county and state Los Angeles, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. If either party commences an action arising out of this Agreement, the prevailing party shall, in addition to any other damages and costs awarded, be entitled to reasonable legal fees incurred in connection with the prosecution or defense of such action.

(c)       Headings. The headings preceding the text of the several sections of this Agreement are inserted for convenience and shall not affect the meaning, construction, scope or effect of this Agreement.

(d)       Assignment. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e)       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)       Amendment. The Board of Directors may amend the terms of the Agreement if it determines it is in the best interest of the Company and its Note Holders. In the event either party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by the both parties.

(g)       Waiver; No Waiver of Rights. Any provision of this Agreement may be waived however, no failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(h)       Complete Agreement. This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

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(i)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(j)       Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date defined above.

company: Gopher Protocol, INC.

By:	/s/ Michael Murray
Name: Michael Murray
Title: Chief Executive Officer

NOTE HOLDER: STANLEY HILLS, LLC

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Managing Member

[ Signature Page to Lock-Up Leak-Out Agreement ]